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                 CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" and to the use of our reports dated February 12, 2002, which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-18647 and 811-5398) of Alliance Variable Products Series Fund, Inc.


                             ERNST & YOUNG LLP


New York, New York
April 25, 2002





































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